Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

The following is a listing of the subsidiaries of the Registrant:

Jurisdiction Organization
Wheeler Fleet Solutions, Co.	Pennsylvania
VSE Aviation, Inc.	Delaware
Global Parts Group, Inc.	Kansas
VSE Aviation Services, Inc.	Florida
VSE Aviation, Inc.	Florida
VSE Aviation Singapore PTE LTD	Singapore
VSE Aviation Services, LLC	Kansas
VSE Aviation Services, Co.	Kansas
VSE Aviation Germany GmbH	Germany
Desser Holding Company, LLC	Delaware
Desser Tire & Rubber Co., LLC	Delaware
Aero Wheel & Brake Service Corporation	California
Cee Bailey’s Aircraft Plastics	California
Watts Desser Limited	United Kingdom
Desser Tire & Rubber Co., Pty Ltd	Australia
Sabrinae Limited	United Kingdom
VSE Aviation Limited	United Kingdom
Rotable Repairs Group Limited	United Kingdom
Rotable Repairs Limited	United Kingdom
Turbine Controls, LLC	Delaware
Turbine Controls, LLC	Florida
Kellstrom Aerospace Group, Inc.	Delaware
Kellstrom Commercial Aerospace, Inc.	Delaware
Kellstrom Aerospace Asia Pacific PTE, LTD.	Singapore
Vortex Aviation, Inc.	Florida
Vortex Aviation Ireland Holdings Limited	Ireland
Vortex Aviation Ireland Limited	Ireland
Vortex Aviation Singapore PTE, LTD.	Singapore
TAG One, Inc.	Arizona